Exhibit 99.1

News Release	Date:	January 6, 2006

	Contact:	Investor Relations Robert Costantino Phone: 949 727 1629

Media Relations Caren Roberson Phone: 949 753 3711

Email: Investor_Relations@Westcorpinc.com

Westcorp and WFS Financial Shareholders approve Mergers with Wachovia
Irvine, CA — January 6, 2006 — Westcorp (NYSE: WES) today announced that at the special meeting for Westcorp shareholders, the shareholders approved the Agreement and Plan of Merger, as amended and restated, dated as of September 12, 2005 (the “Merger Agreement”), among Wachovia Corporation, Westcorp, Western Financial Bank and WFS Financial Inc, and the merger of Westcorp with and into Wachovia, with Wachovia as the surviving corporation. Over 99% of the votes cast at the special meeting were voted in favor of approving the Merger Agreement and the Westcorp merger.
In addition, WFS Financial Inc (NASDAQ: WFSI), today announced that at the special meeting for WFS Financial shareholders, the shareholders approved the Merger Agreement, and the acquisition of WFS Financial by Wachovia through the merger of WFS Financial with a newly formed subsidiary, with WFS Financial as the surviving corporation. Over 99% of the votes cast at the special meeting (excluding votes associated with shares held by Westcorp and its affiliates) were voted in favor of approving the Merger Agreement and the WFS Financial merger.
Each company also announced that the Federal Trade Commission granted early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, effective as of January 3, 2006. The transactions are expected to close in the first quarter of 2006, subject to the receipt of certain regulatory approvals.
Additional Information
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this document include statements regarding the proposed mergers.
These statements are subject to uncertainties and factors relating to Westcorp and WFS Financial’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: receipt of the requisite regulatory approvals, including the approval of applicable banking regulators; receipt of opinions as to the tax treatment of the mergers; listing on the New York Stock Exchange, subject to notice of issuance, of Wachovia’s common stock to be issued in the mergers; actual or potential litigation; the exercise of discretionary authority by regulatory agencies; and the satisfaction of certain other conditions. Westcorp and WFS Financial can provide no assurances that the Westcorp merger or the WFS Financial merger will close when expected, if at all. A further list of risks, uncertainties and other matters can be found in Westcorp’s and WFS Financial’s filings with the SEC. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Westcorp’s and WFS Financial’s actual results may vary materially from those expected, estimated or projected. The information contained in this document is as of the date of this document. Westcorp and WFS Financial assume no obligation to update any forward-looking statements to reflect future events or circumstances.
Wachovia has filed a registration statement, which includes a definitive joint proxy statement-prospectus for each of Westcorp and WFS Financial, and each of Wachovia, Westcorp and WFS Financial may file other relevant documents concerning the proposed mergers with the SEC. The registration statement containing the definitive joint proxy statement-prospectus was declared effective by the SEC on November 22, 2005. Shareholders are urged to read the definitive joint proxy statement-prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because those documents will contain important information about Wachovia, Westcorp, WFS Financial, the proposed mergers and transactions contemplated thereby and related matters. You can obtain a free copy of the definitive joint proxy statement-prospectus, as well as other filings containing information about Wachovia, Westcorp and WFS Financial, at the SEC’s website (http://www.sec.gov). You can also obtain these documents, free of charge, at Wachovia’s website (http://www.wachovia.com) under the tab “Inside Wachovia — Investor Relations” and then under the heading “Financial Reports — SEC Filings”. Copies of the definitive joint proxy statement-prospectus, and SEC filings that are incorporated by reference therein, can also be obtained, free of charge, by directing a request to Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, NC 28288-0206, (704)-374-6782; or to Westcorp or WFS Financial, Attn: Investor Relations, 23 Pasteur, Irvine, CA 92618, (949)-727-1002.